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                                 Exhibit 4.2

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                                 WARRANT DEED


         This Warrant Deed (the "DEED") is made as of July 12, 2006 between Viceroy Acquisition Corporation, a company incorporated under the laws of Delaware, with its registered office at 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801 (the "COMPANY") and Capita IRG (Offshore) Limited, a company incorporated under the laws of Jersey, with its registered office at Victoria Chambers, Liberation Square, 1/3 The Esplanade, St. Helier, Jersey (the "WARRANT AGENT").

         WHEREAS, pursuant to an offering circular dated on or around the date hereof (the "OFFERING CIRCULAR") the Company is engaged in an offering of units ("UNITS") each comprised of one share of common stock, par value $0.0001 per share, in the share capital of the Company (the "COMMON SHARES") and one warrant (the "WARRANTS"), each Warrant evidencing the right of the holder thereof to purchase one Common Share for US$6.00, on the terms and subject to the conditions set forth in the Offering Circular and subject to adjustment as described herein; and

         WHEREAS the Company desires, for the benefit of the holders from time to time of the Warrants, the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

         WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

         WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Deed.

         NOW, THEREFORE, the Company and the Warrant Agent have executed as a Deed the following:

         1.       Appointment of Warrant Agent. The Company hereby appoints
                  ----------------------------
                  the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Deed.

         2.       Warrants.
                  --------

                  2.1      Form of Warrant. Each Warrant shall be issued
                           ---------------
                  in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the chief executive officer of the Company, the secretary of the Company or any executive

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                  officer of the Company. In the event the person whose
                  facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

                  2.2      Registration.
                           ------------

                           2.2.1    Warrant Register. The Warrant Agent shall
                                    ----------------
                  maintain books (the "WARRANT REGISTER"), for the registration of original issuance and transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

                           2.2.2    Registered Holder. Prior to due presentment
                                    -----------------
                  for registration of the transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the "REGISTERED HOLDER"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  2.3      Trading of Securities. The Common Shares and
                           ---------------------
                  the Warrants comprising the Units will be separately tradable from the date on which the Common Shares and Warrants are admitted to trading on the Alternative Investment Market, a market operated by the London Stock Exchange plc (the date on which trading commences being the "ADMISSION DATE").

         3.       Terms and Exercise of Warrants.
                  ------------------------------

                  3.1      Warrant Price. Each Warrant shall, when accompanied
                           -------------
                  by the duly completed exercise notice available from the Warrant Agent, (the "EXERCISE NOTICE"), entitle the registered holder thereof, subject to the provisions of this Deed, to purchase from the Company the number of Common Shares stated therein, at the price of $6.00 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term "WARRANT PRICE" as used in this Deed refers to the price per share at which Common Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may reduce (but not increase) the Warrant Price at any time prior to the Expiration Date (as defined in Section 3.2.2).

                  3.2      Duration of Warrants. A Warrant may only be
                           --------------------
                  exercised during the period (the "EXERCISE PERIOD"):

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                           3.2.1    commencing on the earlier of (i) the
                  consummation by the Company of a business combination which either by itself or, when combined with all of the Company's previous business combinations, has an aggregate transaction value of at least 50% of the initial amount held in a trust established by the Company pursuant to an agreement with Continental Stock Transfer and Trust Company immediately following the end of the Stabilization Period (as defined in the Offering Circular) (a "QUALIFIED BUSINESS COMBINATION"), and (ii) if one or more business combinations have occurred but a Qualified Business Combination has not occurred, the date that is 12 months from the Admission Date (unless the deadline for consummating a Qualified Business Combination has been extended (the date by which such Qualified Business Combination has to occur following such extension being the "EXTENDED DATE"), in which case the relevant date shall be the Extended Date); and

                           3.2.2 terminating at 5:00 p.m., New York City time on the earlier to occur of (i) the fourth anniversary of the Admission Date and (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Deed ("EXPIRATION DATE").

                           Except with respect to the right to receive the
                  Redemption Price (as defined in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Deed shall automatically cease at the close of business on the Expiration Date. The Company in its sole discretion may extend (but not shorten) the Exercise Period.

                  3.3      Exercise of Warrants.
                           --------------------

                           3.3.1    Payment. Subject to the provisions of the
                                    -------
                  Warrant and this Deed, a Warrant may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, with the Exercise Notice, which shall be available from the Warrant Agent, duly executed, and by paying in full, in lawful money of the United States, in cash, banker's cheque or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Warrant Price for each full share of Common Shares as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Shares and the issuance of the Common Shares. The offices of the Warrant Agent are located as specified in Section 10.2 of this Deed.

                           3.3.2    Issuance of Certificates. As soon as
                                    ------------------------
                  practicable, but in any event within three business days, after the exercise of any Warrant and the clearance of the funds in payment of the aggregate Warrant Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Shares to which he is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a Warrant for the number of Common Shares as to which such Warrant shall not

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                  have been exercised. Notwithstanding the foregoing, the
                  Company shall not be obligated to deliver any securities
                                       ---------
                  pursuant to the exercise of a Warrant unless the Company shall have received (i) a written certification from the holder that it is neither within the United States nor a U.S. person (as such term is defined in Regulation S of the Securities Act of 1933, as amended (the "ACT")) and the Warrant is not being exercised on behalf of a U.S. person or
                  (ii) in the case of a holder who cannot make the representation in (i), a written opinion of counsel in a form reasonably satisfactory to the Company to the effect that the Warrants and the securities to be delivered upon exercise thereof have been registered under the Act or are exempt from registration thereunder and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holders reside. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

                           3.3.3    Valid Issuance. All Common Shares issued
                                    --------------
                  upon the proper exercise of a Warrant in conformity with this Deed shall be validly issued, fully paid and nonassessable.

                           3.3.4    Date of Issuance. Each person in whose name
                                    ----------------
                  any such certificate evidencing Common Shares is issued shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which such person's name is entered into the register of members following the surrender of its Warrants(s) for exercise and payment of any Warrant Price having been made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and any payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such Common Shares at the close of business on the next succeeding date on which the share transfer books are open.

         4.       Adjustments.
                  -----------

                  4.1      Share Dividends - Subdivisions. If after the date
                           ------------------------------
                  hereof, and subject to the provisions of Section 4.6 below, the number of outstanding Common Shares is increased by a share dividend payable in Common Shares, or by a subdivision of Common Shares, or other similar event, then, on the effective date of such share dividend, subdivision or similar event, the number of Common Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding Common Shares.

                  4.2      Aggregation of Common Shares. If after the date
                           ----------------------------
                  hereof, and subject to the provisions of Section 4.6, the number of issued Common Shares is decreased by a consolidation, combination, reverse share split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Common Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued Common Shares.

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                  4.3      Adjustments in Exercise Price. Whenever the
                           -----------------------------
                  number of Common Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Common Shares so purchasable immediately thereafter.

                  4.4      Replacement of Securities upon Reorganization,
                           ---------------------------------------------
                  etc. In case of any reclassification or reorganisation of
                  ----
                  the issued Common Shares (other than a change covered by Sections 4.1 or 4.2 hereof or that solely affects the par value of such Common Shares), or in the case of any merger, amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or merger (which shall not include amalgamation under U.S. law) in which the Company is the continuing corporation and that does not result in any reclassification or reorganisation of the outstanding Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganisation, merger, amalgamation or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Common Shares covered by Sections 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganisations, mergers, amalgamations or consolidations, sales or other transfers.

                  4.5      Notices of Changes in Warrant. Upon every
                           -----------------------------
                  adjustment of the Warrant Price or the number of Common Shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Common Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, then, in any such event, the Company shall give written notice to the Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

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                  4.6      No Fractional Common Shares. Notwithstanding
                           ---------------------------
                  any provision contained in this Deed to the contrary, the Company shall not issue fractional Common Shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Common Share, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to the Warrant holder.

                  4.7      Form of Warrant. The form of Warrant need not
                           ---------------
                  be changed because of any adjustment pursuant to this
                  Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of Common Shares as is stated in the Warrants initially issued pursuant to this Deed. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may reasonably deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

         5.       Transfer and Exchange of Warrants.
                  ---------------------------------

                  5.1      Registration of Transfer. The Warrant Agent
                           ------------------------
                  shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent.

                  5.2      Procedure for Surrender of Warrants. Subject to
                           -----------------------------------
                  compliance with Section 3.3.2, the Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall, subject to the Company's satisfaction that, in its sole reasonable discretion, the transfer procedures for purchasers and sellers have been followed, issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant
                  -----------------
                  surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor unless the transfer is pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act provided by Rule 144, Rule 144A or Regulation S under the Act (subject to such transferee making such representations in favor of the Company as the Company may deem advisable to ensure that such transfer is conducted pursuant to such an exemption from, or in a transaction not subject to, registration under the Act and in accordance with any applicable laws of any state in the U.S. and any other jurisdiction and, inter alia, agreement by the transferee to take such securities subject to customary transfer restrictions and appropriate legends), and in each case in accordance with applicable securities laws of each state of the U.S. and any other jurisdiction. The Company may

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                  request an opinion of counsel reasonably satisfactory to the
                  Company that such transfer is to be effected in a transaction meeting the requirements of Regulation S under the Act or is exempt from registration.

                  5.3      Fractional Warrants. The Warrant Agent shall
                           -------------------
                  not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant certificate for a fraction of a Warrant.

                  5.4      Service Charges. No service charge shall be
                           ---------------
                  made for any exchange or registration of transfer of Warrants.

                  5.5      Warrant Execution. The Warrant Agent is hereby
                           -----------------
                  authorised to deliver, in accordance with the terms of this Deed, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

         6.       Redemption.
                  ----------

                  6.1      Redemption. All but not less than all of the
                           ----------
                  Warrants may be redeemed at the option of the Company, at any time during the Exercise Period, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant ("REDEMPTION PRICE"), provided that the last independent bid price of the Common Shares equals or exceeds $11.50 per share, on each of any twenty (20) trading days within a thirty (30) trading day period ending three business days prior to the date on which notice of redemption is given and the weekly trading volume for the Common Shares has been at least 200,000 shares for each of the two calendar weeks before the notice of redemption is given.

                  6.2      Date Fixed for, and Notice of, Redemption. In
                           -----------------------------------------
                  the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption to the Warrant Register to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

                  6.3      Exercise After Notice of Redemption. The
                           -----------------------------------
                  Warrants may be exercised in accordance with Section 3 of this Deed at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

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         7.       Warrant Solicitation and Warrant Solicitation Fee
                  -------------------------------------------------

                  7.1 The Company has engaged CRT Capital Group, LLC ("CRT"), on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants beginning one year following the Admission Date. The Company will (i) assist CRT with respect to such solicitation, as reasonably requested by CRT, and (ii) at CRT's request, provide CRT, and direct the Company's transfer agent and the Warrant Agent to deliver to CRT, at the Company's cost, lists of the registered holders and, to the extent known, beneficial owners of the Warrants. The Company hereby instructs the Warrant Agent to cooperate with CRT in every respect in connection with CRT's solicitation activities, including, but not limited to, providing to CRT, at the Company's cost, a list of record and beneficial holders of the Warrants. In addition to the conditions set forth in Section 7.2, CRT shall receive payment of the warrant solicitation fee provided in Section 7.4 only where it has provided services to the Company in connection with the exercise of the Warrants and only to the extent CRT has solicited the exercise of the Warrants. In addition to soliciting the exercise of Warrants by a Warrant holder such services may (subject to compliance with applicable laws) also include disseminating information, orally or in writing, to Warrant holders about the Company or the market for the Company's securities, or assisting in the processing of the exercise of Warrants.

                  7.2      In each instance in which a Warrant is
                  exercised following the Company's publication of an announcement of redemption pursuant to Section 6 above, the Warrant Agent shall promptly give written notice of such exercise to the Company and CRT ("WARRANT AGENT'S EXERCISE NOTICE"). Notwithstanding the foregoing and subject to clause 7.3 below, a fee shall be paid only if, (i) the Company has requested CRT to solicit the exercise of the Warrants, (ii) the Warrant was not held in a discretionary account except where prior written approval for exercise of the Warrants in such account is received from the customer,
                  (iii) the solicitation of the exercise of the Warrant was not in violation of Regulation M, to the extent applicable at the time of any solicitation, (as such rules or any successor rule may be in effect as such time of exercise) promulgated under the Securities Exchange Act of 1934, as amended or any provision of the Financial Services and Markets Act 2000 or any other applicable law or regulation then applicable to the Warrants, their exercise or the solicitation of such exercise, (iv) CRT (or its sub-agent) has solicited the exercise of the Warrants, (v) the Warrant Solicitation Fee and related arrangements are disclosed to the Warrant holders at that time of exercise of the Warrants in a prospectus, solicitation notice or any other written solicitation materials provided to the Warrant holders in connection with the exercise of the Warrants, (vi) the Warrant holder has confirmed in writing that CRT or one of its sub-agents has solicited the exercise of the Warrants being exercised, (vii) a notice of the redemption of the Warrants has been published by the Company, and (viii) the exercise price of the Warrant is paid by the Warrant holder in cash to the Company.

                  7.3 In addition, no Warrant Solicitation Fee will be paid upon the exercise of such Warrants if the market price of the underlying Common Shares is

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                  lower than 102% of the exercise price at the time of such
                  exercise. Notwithstanding the foregoing, no Warrant Solicitation Fee will be paid to CRT with respect to the exercise of any Warrants by CRT or KBC Peel Hunt Ltd or any of their respective affiliates, directors or officers or the Founding Shareholders or their designees or the directors or officers of the Company, including any Warrants owned by Paul Anthony Novelly or his designee and purchased in the Placing or acquired after Admission.

                  7.4 The Company shall, simultaneously with the distribution by the Warrant Agent of the Common Shares underlying the Warrants so exercised following receipt of the proceeds to the Company received upon exercise of such Warrant(s) pay to CRT a warrant solicitation fee of two percent of the exercise price for each Warrant exercised (the "WARRANT SOLICITATION FEE"); provided, however, that no Warrant Solicitation Fee shall be payable with respect to such Warrants exercised on or subsequent to the date of any public announcement of a sale of substantially all the assets or more than 50 percent of the outstanding issued share capital of the Company through the date such sale is consummated unless such sale is not consummated in a reasonable time for transactions of the type, in which case the entitlement to the Warrant Solicitation Fee shall be reinstated; and provided further that CRT delivers to the Warrant Agent within ten (10) business days from the date on which CRT has received the Warrant Agent's Exercise Notice, a certificate that the conditions set forth in the preceding clause 7.2 (i) through (viii) inclusive, have been satisfied. CRT and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants.

                  7.5 The provisions of this Section 7 may not be modified, amended or deleted without the prior written consent of CRT.

         8.       Other Provisions Relating to Rights of Holders of Warrants.
                  ----------------------------------------------------------

                  8.1      No Rights as Shareholder. A Warrant does not
                           ------------------------
                  entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

                  8.2      Lost, Stolen, Mutilated, or Destroyed Warrants.
                           ----------------------------------------------
                  If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time located or enforceable by anyone.

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                  8.3      Reservation of Common Shares. The Company shall
                           ----------------------------
                  at all times reserve and keep available a number of its authorized but unissued Common Shares that will be sufficient to permit the exercise in full of all Warrants issued pursuant to this Deed.

                  8.4      Listing of Common Shares. Upon exercise of the
                           ------------------------
                  Warrants the Company will use its reasonable endeavors to ensure that Common Shares issued pursuant to such exercise are admitted to trading on such exchange as the Company's Common Shares and/or Warrants are trading at that time.

         9.       Concerning the Warrant Agent and Other Matters.
                  ----------------------------------------------

                  9.1      Payment of Taxes. The Company will from time to
                           ----------------
                  time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Common Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Common Shares.

                  9.2      Resignation, Consolidation, or Merger of Warrant
                           ------------------------------------------------
                           Agent.
                           -----

                           9.2.1    Appointment of Successor Warrant Agent. The
                                    --------------------------------------
                  Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days' prior written notice to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent which successor Warrant Agent shall be approved by each of CRT and KBC (such approval not to be unreasonably withheld or delayed or conditioned). If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice,
                                -------
                  submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the High Court of Justice in England for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation in good standing authorized to exercise the functions of the Warrant Agent pursuant to this Deed and shall be subject to supervision or examination by appropriate regulatory authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed;
                  but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

                           9.2.2    Notice of Successor Warrant Agent. In the
                                    ---------------------------------
                  event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Shares not later than the effective date of any such appointment.

                           9.2.3    Merger or Consolidation of Warrant Agent.
                                    ----------------------------------------
                  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation
                     ----
                  resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Deed without any further act.

                  9.3      Fees and Expenses of Warrant Agent.
                           ----------------------------------

                           9.3.1    Remuneration. The Company agrees to pay the
                                    ------------
                  Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant
                  Agent may reasonably incur in the execution of its duties hereunder (as more particularly set out in the Off-Shore Register Agreement between the Company and the Warrant Agent).

                           9.3.2    Further Assurances. The Company agrees to
                                    ------------------
                  perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Deed.

                  9.4      Liability of Warrant Agent.
                           --------------------------

                           9.4.1    Reliance on Company Statement. Whenever in
                                    -----------------------------
                  the performance of its duties under this Warrant Deed, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the chairman or deputy chief-executive officer or other executive officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Deed.

                           9.4.2    Indemnity. The Warrant Agent shall be liable
                                    ---------
                  hereunder only for its own negligence, fraud, willful misconduct or bad faith provided that the aggregate liability of the Warrant Agent will be limited to the lesser of (pounds)1,000,000 (one million pounds) or an amount equal to ten (10) times the total annual fee payable to the Warrant Agent under the Registrar Agreement. The Company agrees to indemnify the

                  Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Deed except as a result of the Warrant Agent's negligence, fraud, willful misconduct or bad faith.

                           9.4.3    Exclusions. The Warrant Agent shall have no
                                    ----------
                  responsibility with respect to the validity of this Deed or with respect to the validity or execution of any Warrant;
                  nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Deed or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Deed or any Warrant or as to whether any Common Shares will when issued be valid and fully paid and nonassessable.

                  9.5      Waiver of Claims. The Warrant Agent hereby
                           ----------------
                  agrees that it does not have any right, title, interest or claim of any kind in or to any monies held in the trust established by the Company with Continental Stock Transfer and Trust Company, as trustee, pursuant to a trust agreement to be signed on or prior to the Admission Date (the "CLAIM") and hereby waives any Claim it may have in the future as a result of, or arising out of, this Deed and will not seek recourse against such trust for any reason whatsoever.

                  9.6      Acceptance of Appointment. The Warrant Agent
                           -------------------------
                  hereby accepts the appointment as Warrant Agent as described in this Deed and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of the Common Shares through the exercise of Warrants.

         10.      Miscellaneous Provisions.
                  ------------------------

                  10.1     Successors. All the covenants and provisions
                           ----------
                  of this Deed by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

                  10.2     Notices. Any notice, statement or demand
                           -------
                  authorised by this Deed to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                                    Viceroy Acquisition Corporation
                                    8235 Forsyth Boulevard
                                    4th Floor
                                    Clayton, Missouri
                                    63105
                                    USA

                                    Attn: Chairman

                  Any notice, statement or demand authorised by this Deed to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                                    Capita IRG (Offshore) Limited
                                    Victoria Chambers
                                    Liberation Square
                                    1/3 The Esplanade
                                    St. Helier
                                    Jersey
                                    Attn: Compliance Department

                  10.3     Applicable law. This Deed shall be governed
                           --------------
                  by, interpreted under, and construed in accordance with the laws of the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction. Each party hereby irrecovably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Deed or the negotiation, administration, performance or enforcement hereof.

                  10.4     Persons Having Rights under this Deed. Nothing
                           -------------------------------------
                  in this Deed expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Sections 7 and 10.2 hereof, CRT, any right, remedy, or claim under or by reason of this Deed or of any covenant, condition, stipulation, promise, or agreement hereof. CRT shall be deemed to be a third-party beneficiary of this Deed with respect to Sections 7 and 10.2 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Deed shall be for the sole and exclusive benefit of the parties hereto (and CRT with respect to the Sections 7 and 10.2 hereof) and their successors and assigns and of the registered holders of the Warrants.

                  10.5     Examination of the Deed. A copy of this Deed
                           -----------------------
                  shall be available at all reasonable times at the office of the Warrant Agent, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

                  10.6     Counterparts. This Deed may be executed in any
                           ------------
                  number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  10.7     Effect of Headings. The Section headings
                           ------------------
                  herein are for convenience only and are not part of this Deed and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this Deed has been duly executed by the parties hereto as of the day and year first above written.


EXECUTED AS A DEED (BUT NOT DELIVERED UNTIL DATED)
BY VICEROY ACQUISISTION CORPORATION




By:       /s/ Lee E. Mikles
   -----------------------------------
     Name:  Lee E. Mikles
     Title: Chief Executive Officer



By:       /s/ Douglas D. Hommert
   -----------------------------------
     Name:  Douglas D. Hommert
     Title: Executive Vice President


EXECUTED AS A DEED (BUT NOT DELIVERED UNTIL DATED)
BY CAPITA IRG (OFFSHORE) LIMITED


By:       /s/ Anthony O'Keeffe
   -----------------------------------
     Name:  Anthony O'Keeffe
     Title: Director



By:       /s/
   -----------------------------------
     Name:
     Title: Director

                                   EXHIBIT A

                      VICEROY - WARRANTS CERTIFICATE FACE
                        VICEROY ACQUISITION CORPORATION
       (Incorporated under the laws of the State of Delaware pursuant to
                      Delaware General Corporation Law)

                                   WARRANTS
                                                       ISIN:   USU 92229 1187
                                                       CUSIP:  U92229 118
                                                       SEDOL:  B150QQ67

This is to certify that:


Is/are the registered holder(s) of


Warrants to subscribe for fully paid Common Shares, having a par value of US$0.0001 fully paid in VICEROY ACQUISITION CORPORATION subject to the Certificate of Incorporation and the Bylaws of the Company and the Deed. The exercise price of the Warrants is $6.00, subject to adjustment as described in the Deed, and the Warrants expire on [date]. The Warrant Agreement can be viewed at Victoria Chambers, Liberation Square, 1/3 The Esplanade,
St. Helier, Jersey.

PRIOR TO INVESTING IN THE SECURITIES OR CONDUCTING ANY TRANSACTIONS IN THE SECURITIES, INVESTORS ARE ADVISED TO CONSULT PROFESSIONAL ADVISERS REGARDING THE RESTRICTIONS ON TRANSFER SUMMARIZED BELOW AND ANY OTHER RESTRICTIONS.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION

MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
(I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS WHICH REQUIRE THAT IN ADDITION TO ANY CERTIFICATIONS REQUIRED FROM A TRANSFEROR AS SET FORTH ON THE REVERSE OF THIS CERTIFICATE, PRIOR TO THE EXPIRATION OF A ONE-YEAR DISTRIBUTION COMPLIANCE PERIOD, THE TRASFEREE CERTIFIES AS TO WHETHER OF NOT IT IS A U.S. PERSON WITHIN THE MEANING OF REGULATION S AND PROVIDES CERTAIN OTHER CERTIFICATIONS AND AGREEMENTS. PRIOR TO PERMITTING ANY TRANSFER, THE COMPANY MAY REQUEST AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS TO BE EFFECTED INA TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR IS EXEMPT FROM REGISTRATION.


         Director  _______________            Director _______________

    No transfer of the warrants (or any portion thereof) comprised in this certificate can be registered until this certificate has been lodged with the
   Company's Registrars: Capita IRG (Offshore) Limited, Victoria Chambers,
        Liberation Square, 1/3 The Esplanade, St Helier, Jersey JE4 0FF
    UK Transfer Agent: Capita Registrars, The Registry, 34 Beckenham Road,
                           Beckenham, Kent. BR3 4TU

                             WARRANT CERTIFICATE
                                 REVERSE BOX
-----------------------------------------------------------------------------

The common shares underlying this Warrant Certificate shall be held (pending exercise of this Warrant Certificate) subject to all of the provisions of the Certificate of Incorporation and the Bylaws of the Company and any amendments thereto, a copy of each of which is on file at the registered office of the Company's Registrar and made a part hereof as fully as though the provisions of said Certificate of Incorporation and Bylaws were imprinted in full on this Warrant Certificate, to all of which the holder of this Warrant Certificate, by acceptance hereof, assents and agrees to be bound. The Company will furnish without charge to each holder of warrants (a "Holder") who so requests a copy of the Certificate of Incorporation and the Bylaws of the Company.

In connection with any transfer of this Warrant Certificate to be consummated prior to such time as the Company shall have otherwise notified all Holders writing, the undersigned holder of warrants certifies that (check one):

BOX  (a) This Warrant Certificate is being transferred to the Company.
BOX (b) This Warrant Certificate is being transferred pursuant to an effective registration statement under the Securities Act and in accordance with any applicable laws of the United States and any state of the United States.
BOX (c) (i) This Warrant Certificate is being transferred in an offshore transaction not subject to the registration requirements of the Securities Act, by virtue of Regulation S thereunder; (ii) the offer of the warrants was not made to a person in the United States; (iii) (A) at the time the buy order was originated, the transferee was outside the United States or the Holder and any person acting on its behalf reasonably believed that the transferee was outside the United States or
     (B) the transaction is executed in, or through the facilities of the AIM Market operated by the London Stock Exchange plc, and neither the Holder nor any person acting on its behalf knows that the transaction has been
BOX (e) This Warrant Certificate is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A and is in accordance with applicable US state securities laws.

The Company may determine to extend or shorten the certification periods set forth above, or to modify the form of the certificates, or to require additional certifications and/or related documentation to evidence an exemption from registration, in each case in accordance with applicable law.

The exercise of this Warrant Certificate must be in accordance with the procedures implemented by the Company to ensure that the warrants are not exercised in the U.S., and that the common shares underlying the warrants are not delivered within the United States upon exercise, other than in offerings in accordance with Regulation S, or unless registered under the Securities Act, or exempt from such registration. These procedures include delivery of an exercise notice. If you do not have a form of exercise notice, please contact the Transfer Agent.

The Transfer Agent shall not be obligated to register this Warrant Certificate in the name of any person other than the Holder thereof unless and until the conditions to any such transfer of registration set forth herein and on the face hereof shall have been satisfied.

Assignment and transfer of this Warrant Certificate shall not be effected by an endorsement on this certificate, but by execution and delivery of a separate stock transfer form, which may be obtained from the Company's Transfer Agent.

Unless otherwise specified, terms used in this Warrant Certificate have the meanings set forth in Regulation S. Transferee and the Company are
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     pre-arranged with a buyer in the United States; (iv) the transferee is not a U.S. person (as defined in Regulation S) and is not purchasing for the account or benefit of a U.S. person; (v) no directed selling efforts have been made in contravention of the requirements of Regulation S; (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; (vii) if applicable, in the case of a transfer by a Holder who is a dealer or a person receiving a selling concession, fee or other remuneration in connection with such transfer, such Holder has complied with the additional conditions set forth in Rule 904(b) of Regulation S, and (viii) the Holder has complied with all applicable additional requirements imposed by Rule 903 of Regulation S;

BOX  (d) This Warrant Certificate is being transferred pursuant to an exemption from registration under the Securities Act in compliance with Rule 144, if applicable, under the Securities Act and is in accordance with applicable US state securities laws and in relation to which the Holder has furnished to the Company an opinion to such effect from counsel of recognized standing in form and substance satisfactory to the Company prior to such offer, sale, pledge or transfer. entitled to rely upon this certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
-------------------------------------------------------------------------------